Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 8, 2016, in the Registration Statement on Form S-1 and related Prospectus of Myovant Sciences Ltd. for the registration of its common shares.

/s/ Ernst & Young LLP

MetroPark, New Jersey

September 30, 2016